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                                                                     EXHIBIT (J)



                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 57 to the Registration Statement (1933 Act File No. 2-90946) on Form N-1A of Eaton Vance Mutual Funds Trust of our reports each dated February 11, 2000 of Tax-Managed Growth Portfolio and Eaton Vance Tax-Managed Growth Fund included in the December 31, 1999 Annual Report to Shareholders of Eaton Vance Tax-Managed Growth Fund.

     We also consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Other Service Providers" in the Statement of Additional Information.


                                /s/ Deloitte & Touche LLP
                                DELOITTE & TOUCHE LLP


March 29, 2000
Boston, Massachusetts


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